Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (this “Current Report”) and, if not defined in this Current Report, in the Registration Statement on Form S-4 (File No. 333-241707) (the “Registration Statement”) initially filed by Clever Leaves Holdings Inc. on August 6, 2020 and declared effective by the Securities and Exchange Commission on November 27, 2020.

Introduction

The following unaudited pro forma condensed combined financial statements of Clever Leaves Holdings Inc., a corporation organized under the laws of British Columbia, Canada (“Holdco”), present the combination of the financial information of Schultze Special Purpose Acquisition Corp., a Delaware corporation (“SAMA”), and Clever Leaves International, Inc. (“Clever Leaves”), adjusted to give effect to the Business Combination (as defined below). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

On November 9, 2020, SAMA entered into an Amended and Restated Business Combination Agreement (the “Business Combination Agreement”) with Clever Leaves, Holdco, then a wholly owned subsidiary of Clever Leaves, and Novel Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Merger Sub”). Pursuant to the Business Combination Agreement, among other things, (1) at 11:59 p.m., Pacific time, on December 17, 2020 (2:59 a.m., Eastern time, on December 18, 2020), the holders of Clever Leaves common shares exchanged their Clever Leaves common shares for Holdco common shares and/or non-voting Holdco common shares (as determined in accordance with the Business Combination Agreement) by means of a Canadian plan of arrangement, and Clever Leaves became a direct wholly owned subsidiary of Holdco (the “Arrangement”), (2) at 12:01 a.m., Pacific time (3:01 a.m. Eastern time), on December 18, 2020, Merger Sub merged with and into SAMA, with SAMA surviving the merger and each of the former stockholders of SAMA receiving Holdco common shares (the “Merger” and, together with the Arrangement and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), (3) immediately after the consummation of the Merger, Holdco contributed 100% of the issued and outstanding capital stock of SAMA (as the surviving corporation of the Merger) to Clever Leaves, such that SAMA became a direct wholly owned subsidiary of Clever Leaves, and (4) immediately following the contribution of SAMA to Clever Leaves, Clever Leaves contributed 100% of the issued and outstanding shares of NS US Holdings, Inc., a Delaware corporation, to SAMA such that it became a direct wholly owned subsidiary of SAMA. Upon the closing of the Merger, SAMA changed its name to Clever Leaves US, Inc.

In accordance with the Put Call Agreement, dated as of October 31, 2019, by and among Clever Leaves, Eagle Canada Holdings, Inc., a subsidiary of Clever Leaves (“Eagle”), and certain Eagle’s minority shareholders, immediately prior to the Arrangement Effective Time (as defined in the Business Combination Agreement), Clever Leaves converted the Class A common shares of Eagle into Clever Leaves common shares (the “Eagle Share Exchange”).

Prior to the Merger Effective Time, SAMA issued an aggregate of 934,819 shares of SAMA common stock to investors (each a “Subscriber”) at a purchase price of $9.50 per share (the “SAMA PIPE”), that were converted into Holdco common shares, on a one-for-one basis, in connection with the Closing. As part of the SAMA PIPE, certain Subscribers who are holders of the 2022 Convertible Notes purchased PIPE Shares in exchange for the transfer of the PIK Notes received in satisfaction of $2.9 million accrued and outstanding interest under the 2022 Convertible Notes from January 1 to December 31, 2020.

On November 9, 2020, certain Subscribers in the SAMA PIPE signed subscription agreements with Clever Leaves to invest $1.5 million in the aggregate in additional September 2023 Convertible Debentures (the “Convertible Debenture Investment” and, together with the SAMA PIPE, the “Agreed PIPE”). The Convertible Debenture Investment was completed prior to the Arrangement Effective Time.

On November 9, 2020, Clever Leaves and Holdco entered into an unsecured subordinated convertible note (the “Neem Holdings Convertible Note”) with a principal amount of $3.0 million in favor of Neem Holdings, LLC (“Neem Holdings”). Clever Leaves is required to repay the Neem Holdings Convertible Note within 10 business days after the closing of the Business Combination, and Holdco has agreed to promptly satisfy this obligation in full. In addition, on November 9, 2020, Clever Leaves issued to Neem Holdings a warrant to purchase the number of Clever Leaves common shares that would entitle Neem Holdings to receive 300,000 Holdco common shares in the Arrangement.

SAMA is a blank check company incorporated in Delaware on June 11, 2018. SAMA was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. As of September 30, 2020, there was $86,777,279 held in the trust account (after giving effect to the Second Extension redemption of 4,473,579 shares of SAMA common stock for an aggregate redemption payment of $45,690,268.).

Clever Leaves, formerly known as Northern Swan Holdings, Inc. is an MNO in the botanical cannabinoid and nutraceutical industries, with operations and investments in Colombia, Portugal, Germany, the United States and Canada. Clever Leaves’ mission is to be an industry-leading global cannabinoid company recognized for its principles, people and performance while fostering a healthier global community. Clever Leaves was incorporated on July 20, 2017 as Northern Swan Holdings, Inc. under the Business Corporations Act of British Columbia, Canada and changed its name on March 12, 2020. Clever Leaves currently owns over 1.9 million square feet of greenhouse cultivation capacity across two continents and approximately 13 million square feet of agricultural land, with an option to acquire approximately 73 million additional square feet of land for cultivation expansion. In July 2020, Clever Leaves became one of a small group of cannabis companies in the world to receive EU GMP certification.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 present pro forma effect to the Business Combination as if it had been completed on January 1, 2019.

The pro forma combined financial statements do not necessarily reflect what Holdco’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of Holdco. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with SAMA’s and Clever Leaves’ audited and unaudited financial statements and related notes incorporated by reference into this Current Report, the sections of the Registration Statement titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SAMA,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Clever Leaves” and other financial information included elsewhere in the Registration Statement.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Clever Leaves has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        Clever Leaves’ shareholders have a majority of the voting power in Holdco after the Business Combination;

•        Clever Leaves’ shareholders hold the largest minority voting interest in Holdco after the Business Combination;

•        Former shareholders of Clever Leaves have the ability to nominate the majority of the Holdco board of directors;

•        Clever Leaves comprises the ongoing operations of Holdco;

•        Clever Leaves is the larger entity based on historical revenues and approximate fair value;

•        Clever Leaves’ former management comprises the vast majority of the management of Holdco; and

•        Holdco assumed Clever Leaves’ name.

Under this method of accounting, SAMA is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Clever Leaves issuing stock for the net assets of SAMA, accompanied by a recapitalization. The net assets of SAMA are stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Business Combination

The aggregate consideration for the Business Combination was $183,600,000, paid in the form of voting and non-voting common shares of Holdco, cash consideration to certain shareholders, cash paydown of debt within 10 business days after Closing, rollover of net debt, and rollover of Clever Leaves’ options and warrants. The following summarizes the consideration:

(in thousands)

Common shares issued to Clever Leaves shareholders(a) (c)	$143,721
Cash consideration to certain Clever Leaves shareholders	3,057
Cash portion of debt paydown (c)	3,000
Rollover of net debt (b)	28,156
Rollover of vested options and warrants (b)	4,508
Transaction expense adjustment (d)	1,158
Total Consideration (a)	$183,600

(a) Represents consideration at the closing of the Business Combination. The value of common shares issued to Clever Leaves shareholders included in the consideration is reflected at $10 per share as defined in the Business Combination Agreement. The closing share price of SAMA common stock on the date preceding the consummation of the Merger was $12.75. As the Merger was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred. Common shares issued to Clever Leaves shareholders include voting and non-voting Holdco common shares.
(b) Net debt at Closing is calculated as the sum of the principal amount and accrued interest for the 2022 Convertible Notes plus loans and borrowings less the cash and cash equivalents for Clever Leaves. The amount of rollover options and warrants is calculated using the Transaction Exchange Ratio of 0.3288.
(c) Represents the settlement of the Neem Holdings Convertible Note in exchange for $3.0 million in cash and the issuance of 0.3 million Holdco common shares valued at $10 per share. The 0.3 million Holdco common shares issued upon the exercise of the Neem Holdings Warrant is included in the total common shares issued to Clever Leaves shareholders in tickmark (a) above.
(d) Represents the amount of excess Clever Leaves transaction expenses above the $4.0 million cap included in the Business Combination Agreement.

The following table summarizes the pro forma Holdco common shares outstanding:

Ownership

in thousands
	Shares Outstanding	%
SAMA Public Shareholders	8,486,300	34.1%
SAMA Founders & Independent Directors(E)	1,168,421	4.7%
Total SAMA	9,654,721	38.8%
Clever Leaves (A)(B)(D)	14,293,484	57.4%
Subscribers in SAMA PIPE (C)	934,819	3.8%
Total Shares at Closing excluding shares shown below	24,883,024	100%
Other - Escrow Shares (E)	1,140,423
Shares underlying Clever Leaves rollover options and warrants (A)	450,845
Shares underlying Clever Leaves rollover restricted units (A)	78,651
Total Shares at Closing (including escrow, options, warrants, and restricted)	26,552,943

(A)	The total common shares issued to Clever Leaves shareholders was 14.4 million voting and non-voting Holdco common shares. The total common shares issued includes Holdco common shares issued in exchange for Clever Leaves common shares, preferred shares, the conversion of the June 2023 Convertible Debentures ($4.2 million issued in July 2020), the conversion of the September 2023 Convertible Debentures ($1.23 million issued in October 2020 and $1.5 million issued at the closing of the Business Combination), Eagle Share Exchange, and 0.3 million Holdco common shares valued at $3.0 million issuable upon the exercise of the Neem Holdings Warrants. The remaining 79 thousands common shares underlying the Clever Leaves unvested restricted stock units that become restricted stock units of Holdco as a result of the Arrangement are excluded from total shares outstanding.
(B)	Under the terms of the Business Combination Agreement, a shareholder of Clever Leaves should be issued non-voting Holdco common shares if the shareholder’s ownership in Holdco exceeds 9.99% after considering its converted Holdco shares and any PIPE shares issued. The shareholder’s ownership was above this threshold at the Closing. As a result, the shareholder received 1.2 million non-voting Holdco common shares. While these shares are non-voting, they have the same economic rights as the remaining Holdco common shares.
(C)	Represents the aggregate $8.9 million SAMA PIPE, of which $6.0 million relates to investment in shares of SAMA common stock for cash and $2.9 million relates to the non-cash settlement of the accrued interest on the 2022 Convertible Notes.
(D)	The total common shares issued to Clever Leaves shareholders excludes 1.44 million earnout shares, of which (A) 0.72 million shares will be issued to certain service providers of Holdco and its subsidiaries at the direction of the Holdco board of directors (or any committee designated thereby) (the “Earnout Shareholders”) only if the closing price of the Holdco common shares on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30 trading day period on or before the second anniversary of the Closing; and (B) 0.72 million shares will be issued to the Earnout Shareholders at the direction of the Holdco board of directors (or any committee designated thereby) only if the closing price of the Holdco common shares on Nasdaq equals or exceeds $15.00 per share for any 20 trading days within any consecutive 30 trading day period on or before the fourth anniversary of the Closing. An accounting grant date has not been achieved for these shares as the Earnout Plan as well as any individual award require approval, no individual awards have been communicated, and the Holdco committee designated by the Holdco board of directors may impose additional vesting conditions on the vesting of such shares. As such, no pro forma adjustment has been reflected to show compensation cost related to these shares.
(E)	Prior to the Closing, the Sponsor and the independent SAMA directors held 3.3 million shares of SAMA common stock. At the Closing, the Sponsor forfeited 0.9 million of its shares, and the Holdco common shares issuable in exchange for the remaining 1.1 million shares were placed into escrow. These earnout shares placed into escrow will be released from escrow as follows: (A) 570,212 shares will be released to the Sponsor only if the closing price of the Holdco common shares on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30 trading day period on or before the second anniversary of the Closing; and (B) 570,211 shares will be released to the Sponsor only if the closing price of the Holdco common shares on Nasdaq equals or exceeds $15.00 per share for any 20 trading days within any consecutive 30 trading day period on or before the fourth anniversary of the Closing.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 are based on the historical financial statements of SAMA and Clever Leaves. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020					As of September 30, 2020
	Schultze (Historical) (US GAAP)	Clever Leaves (Historical) (US GAAP)	Combined	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$134	$5,916	$6,050	$86,698	(A)	$83,931
				(15,176	)(B)
				(3,057	)(C)
				2,730	(H)
				(10	)(I)
				6,000	(J)
				3,000	(K)
				(3,000	)(K)
				(54	)(L)
				750	(M)
Restricted cash	-	320	320			320
Accounts receivable, net	-	1,322	1,322			1,322
Prepaids, advances and other	14	596	610			610
Prepaid income taxes	85	-	85			85
Other receivables	-	1,232	1,232			1,232
Inventory	-	8,514	8,514			8,514
Total current assets	233	17,900	18,133	77,881		96,014
Investments - Lift & Co	-	-	-			-
Investment - Cansativa	-	1,717	1,717			1,717
Property and equipment, net	-	27,238	27,238			27,238
Intangible assets, net	-	24,681	24,681			24,681
Goodwill	-	18,508	18,508			18,508
Deferred tax asset	22	-	22			22
Marketable securities held in Trust Account	132,468	-	132,468	(45,690	)(A)	-
				(80	)(A)
				(86,698	)(A)
Other non-current assets	-	58	58			58
Total assets	$132,723	$90,102	$222,825	$(54,587)		$168,238

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$407	$3,796	$4,203	$(1,283	)(B)	2,910
				(10	)(I)
Other current liabilities	-	3,473	3,473			3,473
Short-term liability	-	-	-			-
Total current liabilities	407	7,269	7,676	(1,293)		6,383
Convertible notes	-	31,441	31,441	(2,457	)(H)	26,883
				3,000	(K)
				(3,000	)(K)
				780	(J)
				(2,881	)(J)
Loans and borrowings	-	7,701	7,701			7,701
Derivative liability	-	1,705	1,705	(1,705	)(H)	-
Deferred tax liabilities	-	5,700	5,700			5,700
Other non-current liabilities	-	166	166			166
Total liabilities	407	53,982	54,389	(7,556)		46,833

Commitments
Common stock subject to possible redemption	127,317	-	127,317	(127,317	)(E)	-

Stockholders' Equity
Preferred Stock	-	1	1	(1	)(D)	-
Common Stock	-	2	2	(2	)(D)	-
Additional paid in capital	3,343	88,606	91,949	(45,690	)(A)	181,422
				127,317	(E)
				(12,258	)(B)
				(3,057	)(C)
				3	(D)
				1,656	(F)
				2,033	(G)
				6,892	(H)
				8,881	(J)
				3,000	(K)
				(54	)(L)
				750	(M)
Retained earnings (deficit)	1,656	(54,522)	(52,866	(80	)(A)	(60,017)
				(1,635	)(B)
				(1,656	)(F)
				(780	)(J)
				(3,000	)(K)
Total equity attributable to stockholders	4,999	34,087	39,086	82,319		121,405
Non-controlling interest	-	2,033	2,033	(2,033	)(G)	-
Total equity	4,999	36,120	41,119	80,286		121,405
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$132,723	$90,102	$222,825	$(54,587)		$168,238

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2020					For the Nine Months Ended September 30, 2020
	Schultze (Historical) (US GAAP)	Clever Leaves (Historical) (US GAAP)	Combined	Pro Forma Adjustments		Pro Forma Combined
Revenue	$-	$8,770	$8,770			$8,770
Cost of sales	-	3,629	3,629			3,629
Gross profit	-	5,141	5,141	-		5,141
Operating costs	863		863	(90)	(AA)	773
General and administration	-	21,126	21,126	(1,748)	(EE)	19,378
Sales and marketing	-	2,292	2,292			2,292
Goodwill impairment	-	1,682	1,682			1,682
Depreciation and amortization	-	1,251	1,251			1,251
Total operating expenses	863	26,351	27,214	(1,838)		25,376
Loss from operations	(863)	(21,210)	(22,073)	1,838		(20,235)
Interest (income) expense, net	(665)	2,993	2,328	665	(BB)	2,993
Loss on investments	-	304	304			304
Loss on fair value of derivative instrument	-	57	57			57
Foreign exchange loss	-	455	455			455
Other expense, net	-	28	28	-		28
Income (loss) before income taxes	(198)	(25,047)	(25,245)	1,173		(24,072)
Provision for income taxes (benefit)	(23)	-	(23)	316	(CC)	293
Net income (loss)	(175)	(25,047)	(25,222)	857		(24,365)
Net loss and comprehensive loss attributable to noncontrolling interest	-	(2,662)	(2,662)	2,662	(DD)	-
Net income (loss) attributable to Company	$(175)	$(22,385)	$(22,560)	$(1,805)		$(24,365)
	-	-	-	-		-

Basic and diluted net loss per common share	$(0.19)					$(0.98)
Weighted average shares outstanding, basic and diluted	3,706,748					24,883,024

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year Ended December 31, 2019					For the Year Ended December 31, 2019
	Schultze (Historical) (US GAAP)	Clever Leaves (Historical) (US GAAP)	Combined	Pro Forma Adjustments		Pro Forma Combined
Revenue	$-	$7,834	$7,834			$7,834
Cost of sales	-	4,732	4,732			4,732
Gross profit	-	3,102	3,102	-		3,102
Operating costs	652	-	652	(120)	(AA)	532
General and administration	-	34,979	34,979			34,979
Sales and marketing	-	3,183	3,183			3,183
Depreciation and amortization	-	1,480	1,480			1,480
Total operating expenses	652	39,642	40,294	(120)		40,174
Operating loss	(652)	(36,540)	(37,192)	120		(37,072)
Interest (income) expense, net	(2,941)	2,684	(257)	2,941	(BB)	2,684
Unrealized gain on marketable securities held in Trust Account	(6)	-	(6)	6	(BB)	-
Loss on investments		756	756			756
Loss on debt extinguishment	-	3,374	3,374			3,374
Loss on fair value of derivative instrument	-	421	421			421
Foreign exchange loss	-	1,575	1,575			1,575
Other expenses, net	-	534	534			534
Income (loss) before income taxes	2,295	(45,884)	(43,589)	(2,827)		(46,416)
Equity investments and securities loss	-	96	96			96
Provision for income taxes (benefit)	482	-	482	(764)	(CC)	(282)
Net income (loss)	1,813	(45,980)	(44,167)	(2,063)		(46,230)
Net loss attributable to noncontrolling interest	-	(6,450)	(6,450)	6,450	(DD)	-
Net income (loss) attributable to Company	$1,813	$(39,530)	$(37,717)	$(8,513)		$(46,230)

Basic and diluted net loss per common share	$(0.10)					$(1.86)
Weighted average shares outstanding, basic and diluted	$3,661,924					24,883,024

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, SAMA is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Clever Leaves issuing stock for the net assets of SAMA, accompanied by a recapitalization. The net assets of SAMA are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•        SAMA’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the quarter ended September 30, 2020, incorporated by reference into this Current Report; and

•        Clever Leaves’ unaudited condensed consolidated statement of financial position as of September 30, 2020 and the related notes, incorporated by reference into this Current Report.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•        SAMA’s unaudited condensed statement of operations for the quarter ended September 30, 2020 and the related notes, incorporated by reference into this Current Report; and

•        Clever Leaves’ unaudited condensed consolidated statements of net income/loss and comprehensive income/loss for the quarter ended September 30, 2020 and the related notes, incorporated by reference into this Current Report.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•        SAMA’s audited statement of operations for the year ended December 31, 2019 and the related notes, incorporated by reference into this Current Report; and

•        Clever Leaves’ audited consolidated statements of net income/loss and comprehensive income/loss for the year ended December 31, 2019 and the related notes, incorporated by reference into this Current Report.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the parties believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. SAMA, Clever Leaves and Holdco believe that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Holdco following the Business Combination. They should be read in conjunction with the historical financial statements and notes thereto of SAMA and Clever Leaves.

2. Accounting Policies

Upon consummation of the Business Combination, Holdco’s management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Holdco. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. SAMA, Clever Leaves and Holdco have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to Holdco and Merger Sub, and accordingly, no adjustments were required with respect to these entities in the unaudited pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Holdco’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)    Reflects the $45.7 million reduction of the cash in the trust for the redemption of 4,473,579 shares of SAMA common stock in connection with the vote to approve the Second Extension, $0.08 million for the settlement of taxes incurred in the fourth quarter of 2020 and reclassification of $86.7 million of cash and marketable securities held in the trust account after such redemptions that becomes available to fund the Business Combination.

(B)    Reflects the settlement of $15.6 million of transaction and other costs in connection with the Business Combination, of which $14.1 million was settled in cash at Closing (including $1.3 million settlement of transaction costs previously incurred and accrued as of part of accounts payable at September 30, 2020), $1.0 million to be settled in cash within one week of closing for insurance, and $0.5 million was previously incurred and paid as of September 30, 2020. Of the $14.1 million paid in cash, $4.0 million is contingent underwriting fees, $5.2 million is remaining Clever Leaves’ expenses, and $4.9 million is advisory, legal, and other fees incurred. $12.3 million of costs paid at Closing are offset against equity as those are directly related to the equity raise, $1.3 million against accounts payable for the balance previously incurred and accrued, and $1.6 against retained earnings.

(C)   Reflects the payment of $3.1 million of cash consideration to certain Clever Leaves shareholders.

(D)    Reflects the adjustment required to show the recapitalization of Clever Leaves as the issuance of 14.3 million Holdco common shares at $0.00 par value.

(E)    Reflects the reclassification of common stock subject to possible redemption to permanent equity at $0.00 par value.

(F)    Reflects the reclassification of SAMA’s historical retained earnings to additional paid in capital as part of the recapitalization.

(G)   Reflects the elimination of noncontrolling interest at closing which was acquired as part of the Business Combination pursuant to the Eagle Share Exchange.

(H)   Reflects the proceeds received from the Clever Leaves Series E financing (September 2023 Convertible Debentures) in October 2020 of $1.23 million as well as an additional $1.5 million received in conjunction with the closing of the Business Combination. The remaining adjustment reflects the conversion of the entire outstanding balance of the September 2023 Convertible Debentures at the Arrangement Effective Time into Holdco common shares. The Holdco common shares issued in exchange for these convertible debentures are included in the total 14.3 million Holdco consideration shares (excluding shares underlying restricted stock units), shown in the table summarizing the pro forma Holdco common shares outstanding and tickmark (D) above.

(I)     Reflects the cash settlement of amounts owed to the Sponsor under SAMA’s administrative services arrangement which ceased upon the closing of the Business Combination.

(J)    Reflects the SAMA PIPE of $8.9 million which includes $6.0 million of cash proceeds and $2.9 million of non-cash settlement for accrued interest on the 2022 Convertible Notes. For presentation, the amount of interest accrued at September 30, 2020 was increased by the incremental $0.8 million to equal to the amount of the interest settled at the closing of the Business Combination.

(K)   Represents proceeds of $3.0 million received from the issuance of the Neem Holdings Convertible Note as of November 9, 2020. At the Closing Holdco issued to Neem Holdings 0.3 million Holdco common shares worth $3.0 million, and within 10 business days after the Closing, the Neem Holdings Convertible Note will be repaid in the amount of the principal of $3.0 million in cash. The Neem Holdings Convertible Note is expected to be outstanding from November 2020 until 10 business days after the closing of the Business Combination. As $6.0 million is the total value of the Neem Holdings Convertible Note, the remaining adjustment reflects the loss/income statement impact captured in retained earnings that is associated with the conversion of the notes for more than the issuance value.

(L)    Reflects the actual redemption of 5,253 SAMA public shares for $53,633 at a redemption price of approximately$10.21 per share and allocated to common stock and additional paid-in capital using par value $0.00 per share.

(M)   Reflects the issuance of 0.75 million SAMA private warrants to the Sponsor at $1.00 per warrant to settle the non-interest bearing, promissory note dated December 8, 2020 that was provided to SAMA by the Sponsor to finance transaction and other costs in connection with the Business Combination. Warrants were converted in Holdco warrants and are outstanding following the closing.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

(AA) Reflects the elimination of the SAMA administrative service fee paid to the Sponsor that ceased upon the closing of the Business Combination.

(BB) Reflects the elimination of interest income and unrealized gain earned on the trust account.

(CC) Reflects the income tax effect of pro forma adjustments using the estimated statutory tax rate of 27%.

(DD) Reflects the elimination of noncontrolling interest at closing which was acquired as part of the Business Combination pursuant to the Eagle Share Exchange.

(EE) Reflects the elimination of transaction-related costs incurred and recorded by Clever Leaves.

4. Loss per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. Under the Business Combination Agreement, 1.1 million Sponsor Earn-Out Shares issued to the Sponsor are held in escrow and will be released upon meeting certain criteria as described elsewhere in this Current Report. These shares are excluded from the calculation of loss per share until the period in which the related contingencies are met. Further, as these shares participate in non-forfeitable dividends with outstanding common shares, the company applies the two-class method. No dividends were declared for the period. Under the two-class method, any undistributed income would be allocated between the outstanding common shares and the 1.1 million Sponsor Earn-Out Shares held in escrow based on their contractual rights to participate in dividend on a pro rata basis. As there is a pro forma undistributed loss, no loss was allocated to the Holdco common shares held in escrow as they do not have a contractual obligation to fund losses.

Prior to the closing of the Business Combination, SAMA had 13,000,000 outstanding public warrants sold during the initial public offering and 4,150,000 outstanding warrants sold in private placement to purchase an aggregate of 17,150,000 common stock. The warrants are exercisable at $11.50 per share which exceeds the current market price of the SAMA common stock and are excluded from the loss per share calculation. At the closing of the Business Combination, 750,000 additional warrants were issued to the Sponsor to settle the promissory note dated December 8, 2020 that was provided to SAMA by the Sponsor to finance transaction costs in connection with the Business Combination. The warrants issued at the Closing are identical to the warrants sold in the private placement and can be exercised to purchase an aggregate of 750,000 shares of common stock. As a part of the Business Combination Agreement, $4.5 million Clever Leaves options and warrants exercisable for 450,845 common shares were rolled over and converted into Holdco’s options and warrants. In addition, unvested restricted stock units exercisable for 78,651 common stock were rolled over and converted into Holdco restricted stock units. As these instruments were not exercised and/or vested at the Closing, they are excluded from the weighted average shares outstanding in calculating loss per share. Further, the combined company is at a loss and these instruments are considered anti-dilutive as well. As a result, pro forma diluted loss per share is the same as pro forma basic loss per share for the periods presented.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2019 and for the nine months ended September 30, 2020 was as follows:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Pro forma net loss attributable to Company	$(24,365)	$(46,230)
Pro forma weighted average shares outstanding - basic and diluted	24,883,024	24,883,024
Pro forma net loss per share - basic and diluted	$(0.98)	$(1.86)

Pro forma weighted average shares outstanding - basic and diluted
SAMA Public Shareholders	8,486,300	8,486,300
SPAC Founders & Independent Directors	1,168,421	1,168,421
Total SAMA	9,654,721	9,654,721
Clever Leaves (A)	14,293,484	14,293,484
Subscribers in SAMA PIPE	934,819	934,819
Pro forma weighted average shares outstanding - basic and diluted	24,883,024	24,883,024

(A) Under the terms of the Business Combination Agreement, a shareholder of Clever Leaves should be issued non-voting Holdco common shares if the shareholder’s ownership in Holdco exceeds 9.99% after considering its converted Holdco shares and any PIPE shares issued. Since the shareholder’s ownership was estimated to be above this threshold as of the Closing, in addition to Holdco common shares, the shareholder received 1.2 million non-voting Holdco common shares. While these shares are non-voting, they have the same economic rights as the remaining Holdco common shares and are therefore included in the calculations.